UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2005
Date of Report (Date of earliest event reported)

TERRACE VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50569	91-2147101
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 202,
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 332-1752
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective December 19, 2005, Terrace Ventures Inc. (the “Company”) completed a four-for-one forward split of its issued and outstanding common stock. As a result of the stock split, the Company’s authorized capital has increased from 100,000,000 shares of common stock with a par value of $0.001 per share, of which 7,542,500 shares were issued and outstanding, to 400,000,000 shares of common stock with a par value of $0.001 per share, of which 30,170,000 are issued and outstanding as at December 19, 2005.

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

As a result of the stock split, the symbol under which the Company’s shares trade on the OTC Bulletin Board has been changed from “TVNT” to “TVEN,” effective December 19, 2005.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

	3.1	Certificate of Change to Authorized Capital effective December 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRACE VENTURES INC.

Date: December 23, 2005
	By:	/s/ Gordon F. Burley

GORDON F. BURLEY
President and Chief Executive Officer